Exhibit 16.1

March 27, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:       KONARED CORPORATION
             File No. 333-176429

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 27, 2014 of KonaRed Corporation (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP